UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 8, 2005

                        Commission file number: 000-16299
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   13-3054685
  (State or other jurisdiction of           (IRS Employer Identification Number)
   Incorporation or Organization)

700 Airport Blvd. Suite 300, Burlingame, CA                  94010
 (Address of principal executive offices)                  (Zip Code)

                                 (650) 931-0500
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01  Other Events - Shareholder Letter


August 8, 2005

Dear Shareholder:

On February 16, 2005 I wrote a shareholder letter primarily describing the steps we have taken to accelerate our sales and marketing efforts. Today I will detail the progress made over the last few months and give you a sense of the momentum we feel we are steadily building.

First though, let's consider what ANTs has told the IT community:

     1. Database locks are unnecessary,
     2. High performance and scalability should be expected database features,
     3. You aren't locked in (no pun intended) to a specific database vendor and
     4. You can do more for a lot less.

After 30+ years of living with locking and complex, expensive performance and scalability "work arounds", these claims are revolutionary to many in the IT community and are as hard for some to accept as the claim by early scientists that the Earth was round. However, we believe that the truth will prevail and so will ANTs. Our mission is to prove what we all instinctively know--that the ANTs' non-locking database will be the next dramatic step forward in relational database technology.

Since my last communication, we have made steady progress toward our mission of creating a revolution in the database industry. Here are some milestones we have achieved:

I am pleased to report that in today's filing of second quarter results, we disclosed our second consecutive quarter of revenues with a 55% increase over the first quarter. Additionally, we have more money in the bank to fund growth of our sales and technology teams than we've had in the last five years.

We have successfully supported three customers in extremely high volume production applications. One is a Fortune 200 wireless carrier undergoing a merger, where ANTs has displaced Microsoft SQL Server and is processing over 10 million transactions per day, a second at Wireless Services Corporation and a third at Grupo S & C. These demanding applications are maturing our product and support infrastructures, both critical steps in making us a success.

We have also recently announced Bainbridge Associates servicing Realtors and home buyers and eRevolution, servicing retailers. We expect both of these customers to quickly join the ranks of our very large transaction users. Both have a strong web presence with many online users which puts them right in our "sweet spot".

We have grown the sales and marketing team to 14 professionals under the new leadership of Joe Kozak and we have also expanded our sales reach with the following partners: Wireless Services Corporation, eRevolution, Pointe Technology, Computer Intelligence Group, Grupo S&C, Plaza Consulting and FourJ's. FourJ's is our first European partner and has a strong global presence in Retail and Financial Services. All others support our initiatives in Telecom, Financial Services and other target markets. These partners have expertise and customer relationships well beyond ours and reinforce our credibility. They also have committed to resell or recommend the ANTs Data Server and provide integration services with our product.

Since joining us in June, Joe has launched two programs (QuickStart and Dare2Compare) focused on reducing customer operating costs (you'll see announcements related to these in the near future). These programs have found good receptivity and now give us access to a broader range of prospects than those interested only in ANTs' high performance. It is too early to declare these programs a success, but the number of opportunities is growing. Here is a quick look at our current program line-up:

o QuickStart: Aimed at providing prospects with a low cost way to begin using the ANTs Data Server. It's a bundled offering which includes a two-CPU license, maintenance and support, and conversion assistance for small/medium enterprises or larger ones who have applications they were considering for open source. Cost: $1,995 per server per year.

o Dare2Compare: Aggressive program to replace a large number of database instances over a number of years and dramatically reduce maintenance and support fees charged by incumbent database vendors.

o Performance Critical Applications: 5-15 times speed-up by replacing or by being a cache for critical data.

Our marketing activities have raised the awareness of ANTs in the Financial Services arena and with partners. We have attended the Securities Industry Association's largest technology show for the third year and almost half of the 200+ people we talked to knew about ANTs, up significantly since last year.

In March, we announced our first step in making it easy to port applications and offered to port customer's applications in two weeks or less. More than a dozen prospects have taken us up on the offer so far and we have been successful in delivering over half of these applications within two weeks. In the process, we are understanding the obstacles faced in moving to ANTs and eliminating them with product enhancements.

The ANTs Data Server continues to improve in performance and functionality. In concert with our appearance at the LinuxWorld conference and expo, today we announced version 3.2 of the ANTs Data Server which now supports applications written for TimesTen, and can be a direct replacement for TimesTen. This is the fourth database with which ANTs is compatible, making our "Universal Compatibility" features unique in the database market. Compatibility with two more databases is planned by the end of the year. No one comes close to enabling customers to consolidate their applications on a single database like ANTs. We also announced support for 64 bit Linux platforms this week as well extending our ability to effectively accommodate larger databases. Once again, we are proving that no other company can deliver features as quickly or with the same quality as ANTs.

With all that said, we still face the reality every day that ANTs is a small company today and we are competing with the largest software companies in the industry. ANTs is considered too risky for many IT executives. This is understandable since databases are complex and mission critical. However, as we gain customers and announce successful installations, we believe that the risk of an ANTs decision lessens. We remain intensely focused on making that happen.

In conclusion, I am thankful for your support and for your ideas in helping ANTs improve. In the last six months, I believe we have made good progress which I am pleased to share with you. Each day, our technology is proving itself in some of the most demanding applications in IT. The opportunity for ANTs is huge and by continuing to work hard and smart I believe we will be successful in bringing our revolutionary technology to market.

Respectfully,

Boyd Pearce
Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that the Company will produce a commercially viable product; or that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended June 30, 2005. The Company undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ANTs software inc.

Date:    August 8, 2005             By:     /s/     Boyd Pearce
                                            --------------------
                                            Boyd Pearce, Chief Executive Officer